EXHIBIT 99.1


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FLEXIBLE SOLUTIONS

NEWS RELEASE                                                     March 30, 2016


         FLEXIBLE SOLUTIONS ANNOUNCES FULL YEAR, 2015 FINANCIAL RESULTS
                Conference call is scheduled for March 31, 2016.
                     See the time and dial in number below.


VICTORIA, BRITISH COLUMBIA, March 30, 2016 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (NYSE Amex: FSI, FRANKFURT: FXT), is the developer and manufacturer of biodegradable polymers for oil extraction, detergent ingredients and water treatment as well as crop nutrient availability chemistry. Flexible Solutions also manufactures biodegradable and environmentally safe water and energy conservation technologies. Today the Company announces financial results for the fourth quarter and full year ended December 31, 2015.

Mr. Dan O'Brien, CEO states, we are pleased with the results of full year 2015, given that both the oil and gas and agriculture industries have endured headwinds. Maintaining revenue even as oil prices dropped dramatically and crop prices were flat to down was difficult to do. We have programs in place to resume growth in 2016 but suggest that in this environment, we have less control than usual as to when, or if, new business will emerge."

     o Sales for the full year 2015 were flat at $15,898,547 when compared to $15,907,849 for full year 2014. The result was an after tax GAAP accounting net income of $1,504,696, or $0.11 per weighted average share, compared to an accounting net income of $403,345, or $0.03 per weighted average share in full year 2014 (note: a share buy back of 1,750,000 shares in January 2016 will have a significant effect on the earnings per share figures going forward).

     o Non-GAAP operating cash flow: (for details see the following table). For the 12 months ending Dec. 31, 2015, net income (loss) reflects $698,607 of net non-cash adjustments, Income Tax expense of $765,328, loss on sale of equipment of $45,249 and interest income of $2,963 When these items, items not related to current operations of the Company, are removed the Company shows positive operating cash flow of $3,010,917 or $0.23 per share. This compares with 2014 operating cash flow of $1,541,679 or $0.12 per share.

     o FSI is carrying a deferred tax recovery asset in the financials which was realized as an asset on the Balance Sheet in 2013. The Deferred Asset is the result of the commencement of the expensing of the Alberta factory against the Company's US income. Past and current factory construction and operating expenses not yet applied against FSI's US income will be carried forward to reduce the NanoChem Division's revenue for income tax purposes.

The NanoChem division continues to be the dominant source of revenue and cash flow for the Company. New opportunities continue to unfold in detergent, water treatment, oil field extraction and agricultural use to further increase sales in this division. In past years, the NanoChem division sales have been less volatile quarter over quarter, however due to increasing sales to agriculture, revenue seasonality may become larger. Also new sales opportunities have appeared in the WaterSavrTM division as a result of the on going drought in the southern United States. Many municipalities are water stressed and are seeking ways to conserve water.


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Conference call

** CEO, Dan O'Brien has scheduled a conference call for 11:00am EST, 8:00am PST, Thursday March 31, 2016 to discuss the financials. To attend this call, dial 1-800-505-9573 (or 1-416-204-9498). The conference call title, `Fourth Quarter 2015 Financials' maybe requested **

The above information and following table contain supplemental information regarding income and cash flow from operations for the 3 & 12 months respectively ended Dec. 31, 2015 and 2014. Adjustments to exclude depreciation, stock option expenses and one time charges are given. This financial information is a Non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income. The reconciliation of each of the Non-GAAP financial measures is as follows:

                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                      Consolidated Statement of Operations
         For 3 & 12 Months Ended Dec. 31 (12 Months Operating Cash Flow)
                     (12 month audited / 3 month unaudited)

-------------------------------------------------------------------------------
                                                   3 and 12 month revenue ended
                                                             Dec. 31
                                                       2015           2014
                                                  -----------------------------
3 month                                                  3 month revenue
-------                                           -----------------------------
Revenue NON-GAAP                                  $ 3,730,522      $ 3,957,623

                                                  -----------------------------
                                                         12 month revenue
                                                  -----------------------------
12 month
Revenue GAAP                                      $15,898,547      $15,907,849
Net income (loss) GAAP                            $ 1,504,696 a    $   403,345 a
Net income (loss) per share GAAP                  $      0.11 a    $      0.03 a

12 month weighted average shares used in
   computing per share amounts - basic GAAP        13,173,827       13,169,991
                                                  -----------------------------

The following calculations begin with: Net         12 month Operating Cash Flow
income (loss). GAAP                                        ended Dec. 31
                                                  -----------------------------
Operating cash flow (12 month). NON-GAAP -        $ 3,010,917 b    $ 1,541,679 c
Excludes: item "a" as indicated and as listed in the Notes below.

Operating Cash flow per share (12 months) -
  basic. NON-GAAP - Excludes: item "a" as                0.23 b    $      0.12 c
  indicated and as listed in the Notes below.

Net Non-cash Adjustments (as per Consolidated
  Statement of Cash Flow)                         $   698,607 d    $   716,290 d

12 month basic weighted average shares
  used in 13,173,827 computing per share
  amounts - basic. GAAP                            13,173,827 c     13,169,991
-------------------------------------------------------------------------------

Notes: certain items not related to "operations" of the Company have been excluded as follows.

a) Significant information. Expensing of the Alberta factory against US income began in 2013. This resulted in a much lower income tax expense as well as a deferred tax recovery asset recognized on the balance sheet beginning in 2013.

b) NON-GAAP - amount excludes certain non-cash items: depreciation($578,338), stock compensation expense($82,112), deferred income tax expense( $38,157), interest income($2,963), loss on sale of equipment($45,249), and income tax expense($765,328). These are 12 month numbers as per the financials.

c) NON-GAAP - amount excludes certain non-cash items: depreciation($789,733), stock compensation expense($91,168), deferred income tax recovery ($164,611), interest income($N/A), loss on sale of equipment($N/A), and income tax expense($422,044). These are 12 month numbers as per the financials. d) NON-GAAP amount represents: depreciation, stock based compensation, and deferred income tax expense/recovery per the Consolidated Statement of Cash Flows.

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Safe Harbor Provision

     The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties.
These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.

                        Flexible Solutions International
               206 - 920 Hillside Ave, Victoria, BC V8T 1Z8 CANADA
                                Company Contacts

                                              Flexible Solutions International -
                                                                     Head Office
                                                                     Jason Bloom
                                                               Tel: 250-477-9969
                                                               Tel: 800.661.3560
                                               Email: Info@flexiblesolutions.com

If you have received this news release by mistake or if you would like to be removed from our update list please reply to: danielle@flexiblesolutions.com

To find out more information about Flexible Solutions and our products, please visit www.flexiblesolutions.com